EXHIBIT 32

CERTIFICATION

The undersigned officers of TerreStar Corporation, a Delaware corporation (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

☒
the Amendment No. 1 to Annual Report on Form 10-K/A of the Company for the year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

☒	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
President
(Principal Executive Officer)
March 27 , 2009

/s/ Vincent Loiacono
Vincent Loiacono
Chief Accounting Officer
(Principal Financial Officer)
March 27 , 2009

A signed original of this written statement required by Section 906 has been provided to TerreStar Corporation and will be retained by TerreStar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.